Exhibit 10.1

[English Translation]

/s/ signatures of the bank’s team member, team manager and deputy general manager of KDB

AMENDMENT TO LOAN AGREEMENT

(Date: March 31, 2025)

The Bank shall explain the important contents of this Amendment (the “Amendment”) to the parties involved in the Amendment and deliver all contract documents, including the Bank’s General Terms and Conditions for Credit Transactions (for corporations), a copy of the Amendment, and the corporate loan product description.

TO THE KOREA DEVELOPMENT BANK (“KDB”)

1.  The undersigned and the joint guarantor will borrow up to the amount set forth in the foregoing from the Korea Development Bank (the “Bank”), and agrees to faithfully carry out the provisions of the General Terms and Conditions for Credit Transactions (as amended or supplemented by the Bank from time to time) and the Amendment.

2.  The undersigned and the joint guarantor have firmly received “all contract documents, including the general terms and conditions, a copy of the Amendment, and the corporate loan product description (for loans and guarantees only).” In addition, the joint guarantor has received sufficient explanation and understands debt status, delinquency status, credit management target information, etc. of the undersigned (the borrower).

Address of the undersigned	Magnachip Semiconductor, Ltd. 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do Representative Director: /s/Young-Joon Kim [corporate seal stamped]
Address of the joint guarantor	(seal)

The undersigned hereby agrees to amend the terms and conditions of the below listed loan agreement with the Bank and all other terms and conditions shall remain unchanged.

Category	Title of Agreement	No.	Date of Execution
-	Loan Agreement	1	2024.12.16.

Article 1 Amendment to Loan Amount/Maturity/Agreed Interest

(Please check “✓” in the applicable box based in accordance with the explanation provided by the Bank)

Category		Old	New	Remark
Loan Amount		KRW38,000,000,000-	Unchanged
Maturity		10 years from the first drawdown date of the loan	Unchanged
Repayment	Principal	[✓] Repayment in installments - Grace period: 2 years - Repayment schedule: 8 years - Repayment method: every 3 months (equal principal repayment)	Unchanged
Agreed Interest

[ ] Fixed interest rate

- the benchmark interest rate    , plus   % per annum

[✓] Floating interest rate (Article 3(2)2 of the General Terms and Conditions for Credit Transactions)

- variable rate of 3-month CD rate, plus 0.68% per annum

- rate reset cycle: every 3 months

[ ] Guarantee fee rate   % per annum

[✓] Fixed interest rate

- the benchmark interest (Market-based yield on government bonds)

[ ] Floating interest rate

- the benchmark interest rate

- rate reset cycle:     [ ]

[ ] Guarantee fee rate   % per annum

	Prepayment Commissions	[ ] n/a [ ] 1.4% (fixed) [✓] 1.2 (variable)	[ ] n/a [✓] applicable (0.29)%

[English Translation]

①	(Application of Agreed Interest after Amendment)

1.	The amended interest rate upon the extension of maturity shall apply from the day following the original maturity date. The benchmark interest shall be the one published on the original maturity date.

2.	In the case of an overdraft facility or a revolving credit facility linked to a deposit account, the amended interest rate shall apply from the date of the Amendment.

3.

In the case of short-term loans or short-term credit line facilities, the amended interest rate shall apply to new individual loan transactions (including extensions of existing accounts) made on or after the date of the Amendment. For extensions of existing accounts, the amended interest rate shall apply from the day following the original maturity date.

4.

In the event that the Bank determines a different effective date for the application of the amended interest rate than those set forth in Items 1 through 3 above, the Bank shall provide prior explanation to the undersigned.

Article 2 Amendment to Other Terms and Conditions

(Joint Guarantee Limit, Repayment Schedule, Guarantee Method, etc.)

Category	Old	New
Article 14 Special Terms and Conditions	1. If the Bank determines that the recovery of claims becomes notably challenging due to substantial deterioration of the creditworthiness of the Obligor, the Bank may require the Obligor necessary measures to improve credit standing and the Obligor shall implement without delay. In the event that the Obligor fails to such implement, at the Bank’s request, all obligations which the Obligor owes to the Bank shall immediately become due and payable.

1. If the Bank determines that the recovery of claims becomes notably challenging due to substantial deterioration of the creditworthiness of the Obligor, the Bank may require the Obligor necessary measures to improve credit standing and the Obligor shall implement without delay. In the event that the Obligor fails to such implement, at the Bank’s request, all obligations which the Obligor owes to the Bank shall immediately become due and payable.

2. Any collateral (whether personal, real or provided by a third party) securing the obligations arising under the original Loan Agreement executed on December 16, 2024 shall remain effective and continue to secure the obligations under the Amendment.